UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2013

MEDIABISTRO INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854

(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 3, 2013, the board of directors of Mediabistro Inc., a Delaware corporation (the “Company”), adopted a stockholders rights plan and declared a dividend distribution of one right for each outstanding share of our common stock to stockholders of record at the close of business on July 15, 2013. Each right entitles its holder, under the circumstances described below, to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock at an exercise price of $9.50 per right, subject to adjustment. The description and terms of the rights are set forth in a rights agreement between us and American Stock Transfer & Trust Company, LLC, as rights agent, dated July 3, 2013.

Initially, the rights are associated with our common stock and evidenced by common stock certificates or, in the case of uncertificated shares of common stock, the book-entry records evidencing the common stock, and are transferable with, and only with, the underlying shares of common stock. Subject to certain exceptions, the rights become exercisable and trade separately from the common stock only upon the “distribution date”, which occurs upon the earlier of:

•	a public announcement (such date, the “stock acquisition date”) that a person or group of affiliated or associated persons, along with any persons with whom such person or group has been acting in concert, has become an “Acquiring Person”, defined, with certain exceptions including the beneficial ownership of our chairman and chief executive officer, Alan M. Meckler, as a person or group of persons that acquires or obtains the right to acquire beneficial ownership of 30% or more of our shares of common stock then outstanding; or

•	ten business days (or later date if determined by our board of directors prior to such time as any person or group becomes an Acquiring Person) following the commencement or first public announcement of a tender offer or exchange offer that, if consummated, could result in a person or group, together with any persons with whom such person or group has been acting in concert, becoming an Acquiring Person.

If the Company’s board of directors determines in good faith that a person became an Acquiring Person inadvertently and such person divests as promptly as practicable a sufficient number of shares of common stock so that such person would no longer be an Acquiring Person, then such person will not be deemed to be an Acquiring Person.

Until the distribution date, the surrender for transfer of any shares of common stock outstanding will also constitute the transfer of the rights associated with those shares.

As soon as practicable after the distribution date, separate certificates or book-entry statements will be mailed to holders of record of the common stock as of the close of business on the distribution date. From and after the distribution date, the separate rights certificates or book-entry records alone will represent the rights. Except as otherwise provided in the rights agreement, only shares of common stock issued prior to the distribution date will be issued with rights.

The rights are not exercisable until the distribution date and will expire at the close of business on the third anniversary of the distribution date or any earlier Expiration Date, as defined in the Rights Agreement, unless earlier redeemed or exchanged by us as described below.

In the event that a person or group becomes an Acquiring Person (a “flip-in event”), each holder of a right (other than any Acquiring Person and certain related parties, including those parties with whom the Acquiring Person has been acting in concert, each of whose rights automatically become null and void) will have the right to receive, upon exercise, common stock having a value equal to two times the exercise price of the right. If an insufficient number of shares of common stock is available for issuance, then our board of directors would be required to substitute cash, property or other securities of the Company for the common stock. The rights may not be exercised following a flip-in event while the Company has the ability to cause the rights to be redeemed, as described later in this summary. This flip-in right terminates 60 days after the date on which the rights were triggered (and could be exercised pursuant to an effective registration statement), unless there is an injunction or similar obstacle to the exercise of the rights, in which case this flip-in right would terminate 60 days after the rights again became exercisable.

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In the event (a “flip-over event”) that, at any time following the stock acquisition date:

•	the Company consolidates with, or merges with or into, any other entity and the Company is not the continuing or surviving corporation,

•	any entity engages in a share exchange with or consolidates with, or merges with or into, the Company and the Company is the continuing or surviving corporation and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of common stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property, or

•	the Company sells or otherwise transfers more than 50% of the Company’s and its subsidiaries’ (taken as a whole) assets, cash flow or earning power,

each holder of a right (except rights which previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right. Flip-in events and flip-over events are collectively referred to as “triggering events”.

The exercise price payable, and the number of shares of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock,

•	if holders of the preferred stock are granted certain rights, options or warrants to subscribe for preferred stock or convertible securities at less than the current market price of the preferred stock, or

•	upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional shares of preferred stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the preferred stock on the last trading day prior to the date of exercise.

In general, the Company may redeem the rights in whole, but not in part, at a price of $0.001 per right (subject to adjustment and payable in cash, common stock or other consideration deemed appropriate by our board of directors) at any time until ten days following the date the Acquiring Person acquires stock that triggers the flip-in event. Immediately upon the action of the board of directors authorizing any redemption, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

At any time after there is an Acquiring Person and prior to the acquisition by the Acquiring Person of 50% or more of the outstanding shares of common stock, we may exchange the rights (other than rights owned by the Acquiring Person and the Acquiring Person’s group, all of which will have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a share of preferred stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per right (subject to adjustment).

Until a right is exercised, its holder will have no rights as a stockholder of the Company, including the right to vote or to receive dividends.

The Company and the rights agent may from time to time amend or supplement the rights agreement without the consent of the holders of the rights. After the distribution date, however, no amendment can materially adversely affect the interests of the holders of the rights (other than the Acquiring Person or any affiliate or associate thereof).

This description of the rights does not purport to be complete and is qualified in its entirety by reference to the rights agreement, which is incorporated herein by reference.

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Item 3.03. Material Modification to Rights of Security Holders

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In conjunction with its consideration of the Company’s alternatives with respect to the rights agreement, the Board reviewed the Company’s amended and restated Bylaws. On and effective July 3, 2013, the Board approved and adopted amended and restated Bylaws of the Company (the “Amended Bylaws”). Among the changes to the Bylaws, the Board:

•	amended Article II to provide that only the chairman of a stockholders meeting or his or her delegate may adjourn such meeting;
•	amended Article II to require that stockholders may act only at a duly called meeting of stockholders and to eliminate the ability of stockholders to act by written consent;
•	amended Articles II and III to provide that only stockholders of record may propose business or make director nominations at a meeting of stockholders, to expand the disclosure requirements for stockholders who propose business or make nominations and require additional disclosure regarding proposed director nominees, including the submission of a written questionnaire with respect to the background and qualifications of such nominees and certain representations from such nominees; and
•	amended Article III to provide that a vacancy on the Board may be filled only by the remaining directors or by the stockholders at a duly called meeting of the stockholders.

The Amended Bylaws also include a number of technical, procedural, conforming and clarifying changes.

The foregoing summary of the Bylaw amendments is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the amended and restated Bylaws filed as Exhibit 3.2 to this Current Report and incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibits are filed as a part of this Report.

Exhibit No.	Description

3.1	Form of Certificate of Designation, dated as of July 3, 2013.

3.2	Amended and Restated Bylaws of Mediabistro Inc.

4.1	Rights Agreement, dated as of July 3, 2013, between Mediabistro Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press release of Mediabistro Inc. dated July 3, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDIABISTRO INC.

Date: July 8, 2013
/s/ Donald J. O’Neill
Donald J. O’Neill
Vice President and Chief Financial Officer

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